Prospectus Supplement No. 1	Filed Pursuant to Rule 424(b)(3) and (c)
(To Prospectus dated April 15, 2003)	SEC File No. 333-104119

ARADIGM CORPORATION

27,281,687 Shares
Common Stock

     This is a supplement to the prospectus, dated April 15, 2002 forming a part of the Registration Statement on Form S-3 (Registration No. 333-104119) filed by Aradigm Corporation relating to the offering and sale by selling stockholders of Aradigm (or by donees, pledgees, transferees and other successors in interest that receive such shares as a gift, pledge, partnership distribution or other non-sale transfer) of up to 27,281,687 shares of our common stock, which includes 4,016,124 shares of common stock issuable to the selling stockholders upon the exercise of warrants to purchase common stock. This prospectus supplement should be read in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement supersedes the information contained in the prospectus.

     The purpose of this prospectus supplement is to supplement the information set forth in the Prospectus regarding the selling security holders. The table below includes (1) a correction to the footnote set forth in the prospectus for Penn Footwear, (2) the change in the holdings for New Enterprise Associates 10, Limited Partnership to reflect the distribution of an aggregate of 3,000,000 shares of our common stock to its partners and (3) for the additional selling security holders who received shares from New Enterprise Associates:

•	their name

•	the shares of common stock beneficially owned as of June 4, 2003

•	the shares of our common stock offered under the Prospectus

•	the shares of our common stock owned after the offering

     All of the information regarding beneficial ownership was furnished to us by or on behalf of the selling security holders. Beneficial ownership of the common stock listed in the table has been determined in accordance with the applicable rules and regulations under the Exchange Act of 1934.

	Shares Owned Prior to			Shares Owned After
	Offering		Number of	Offering
			Shares Being
Security Holders	Number (1)	Percent (1)	Offered	Number	Percent (2)

Penn Footwear Co. (3)	930,378	1.6%	930,378	—	—
New Enterprise Associates 10, Limited Partnership (4)	13,080,373	21.0	6,198,605	6,881,768	11.3%
NEA Partners 10, Limited Partnership	30,026	*	30,026	—	—
California State Teachers Retirement System	258,295	*	258,295	—	—
Washington State Investment Board	142,062	*	142,062	—	—
BSNEA I, L.L.C	129,147	*	129,147	—	—
California Emerging Ventures II, LLC	96,860	*	96,860	—	—
J.P. Morgan Pooled Venture Capital Institutional Investors II LLP	79,056	*	79,056	—	—
Boston Safe Deposit and Trust, not individually but solely in its capacity as trustee of the Lucent Technologies Inc. Master Pension Trust	77,488	*	77,488	—	—
HarbourVest Partners VI-Partnership Fund L.P.	71,677	*	71,677	—	—
The Chase Manhattan Bank, as Trustee for First Plaza Group Trust	64,574	*	64,574	—	—
Procific	64,574	*	64,574	—	—
Top Tier Investments, LLC	64,574	*	64,574	—	—
Danske Private Equity Partners K/S by Danske Private Equity A/S, its general partner	51,659	*	51,659	—	—
Crossroads Constitution Limited Partnership	45,202	*	45,202	—	—
Commonwealth of Pennsylvania State Employees’ Retirement System	45,202	*	45,202	—	—
Pension Reserves Investment Management Board	54,544	*	38,744	15,800	*
Virginia Retirement System	38,744	*	38,744	—	—
Deutsche Banc Alex Brown Venture Investors Portfolio, LLC	32,287	*	32,287	—	—
Asset Management Private Equity, L.P.	25,829	*	25,829	—	—
Barr Foundation	25,829	*	25,829	—	—
Mellon Bank, N.A., solely in its capacity as Trustee for the Bayer Corporation Master Trust, (as directed by Bayer Corporation), and not in its individual capacity	25,829	*	25,829	—	—
Mellon Bank, N.A., as Trustee for the Bell Atlantic Master Trust	25,829	*	25,829	—	—
CDB Web Tech International LP	25,829	*	25,829	—	—
Fort Washington Private Equity Investors III, L.P.	25,829	*	25,829	—	—
The Norinchukin Bank	25,829	*	25,829	—	—
Northwestern University	25,829	*	25,829	—	—
State Teachers Retirement System of Ohio	25,829	*	25,829	—	—
Salomon Smith Barney Venture Opportunities Fund III, L.P.	25,829	*	25,829	—	—

	Shares Owned Prior to			Shares Owned After
	Offering		Number of	Offering
			Shares Being
Security Holders	Number (1)	Percent (1)	Offered	Number	Percent (2)

Wilshire U.S. Private Markets Fund IV, L.P. (A)	25,829	*	25,829	—	—
Pine Street I Holdings LLC	23,494	*	23,494	—	—
DLJ Private Equity Partners Fund II, L.P.	23,343	*	23,343	—	—
J.P. Morgan Pooled Venture Capital Private Investors II LLC	19,850	*	19,850	—	—
Citigroup Employee Fund of Funds I, L.P.	19,410	*	19,410	—	—
Fairview Ventures Fund I, L.P.	19,372	*	19,372	—	—
Partners Group Private Equity Performance Holding Limited	19,372	*	19,372	—	—
Private Equity Technology Partners III, C.V.	19,372	*	19,372	—	—
Saratoga Investments, LP	19,372	*	19,372	—	—
University Technology Ventures, L.P.	19,372	*	19,372	—	—
Old Westbury Venture Capital Fund II, LLC	16,864	*	16,864	—	—
Abbott Capital Private Equity Fund III, L.P., by Abbott Capital Management, LLC, its Investment Manager	15,498	*	15,498	—	—
Commonfund Capital Venture Partners VI, L.P.	15,498	*	15,498	—	—
Thomas Weisel Global Growth Partners (B), L.P.	14,662	*	14,662	—	—
Pomona Partnership Holdings III Portfolio, LP	13,262	*	13,262	—	—
The New Mexico State Investment Council Land Grant Permanent Fund	12,979	*	12,979	—	—
Alaska State Pension Investment Board by Abbott Capital Management, LLC, its Investment Manager	12,915	*	12,915	—	—
Tucker Anthony Private Equity Fund IV L.P.	12,915	*	12,915	—	—
BSNEA II, L.L.C	12,915	*	12,915	—	—
BSNEA IV, L.L.C	12,915	*	12,915	—	—
Castle Private Equity (International) plc	12,915	*	12,915	—	—
Catherine M. Conover	12,915	*	12,915	—	—
Cornell University	12,915	*	12,915	—	—
Credit Suisse First Boston Guernsey Branch	12,915	*	12,915	—	—
DAF Global, LLC	12,915	*	12,915	—	—
Bankers Trust as a Trustee for an Undisclosed Limited Partner	12,915	*	12,915	—	—
Alfred I. DuPont Trust	12,915	*	12,915	—	—
The Ford Foundation	12,915	*	12,915	—	—
Robert and Ruth Halperin Foundation	12,915	*	12,915	—	—
Iowa Public Employees’ Retirement System	12,915	*	12,915	—	—
Lansforsakringar Liv Forsakringsaktiebolag (publ)	12,915	*	12,915	—	—
LGT Capital Invest Limited	12,915	*	12,915	—	—
The Mohawk River Fund II L.P.	12,915	*	12,915	—	—
Montagu Newhall Global Equity Partners LP	12,915	*	12,915	—	—
Pearl Holding Limited	12,915	*	12,915	—	—
Kleinwort Benson (Channel Islands) Limited as Custodian for Preferential II Limited	12,915	*	12,915	—	—

	Shares Owned Prior to			Shares Owned After
	Offering		Number of	Offering
			Shares Being
Security Holders	Number (1)	Percent (1)	Offered	Number	Percent (2)

Private Equity Investor PLC	12,915	*	12,915	—	—
Private Equity Portfolio Fund III, LLC	12,915	*	12,915	—	—
Barings (Ireland) Limited as Custodian for Schroder Private Equity Funds plc	12,915	*	12,915	—	—
Stichting Bedrijfspensioenfonds voor de Metaal en Technische Bedriffstakken (BPMT)	12,915	*	12,915	—	—
SVB Strategic Investors Fund, L.P.	12,915	*	12,915	—	—
U.A. Local 467 Pension Trust Fund	12,915	*	12,915	—	—
U.S. Bancorp Piper Jaffray Private Equity Partners I, L.P.	12,915	*	12,915	—	—
Utah Retirement Systems, by Abbott Capital Management, LLC, its Investment Manager	12,915	*	12,915	—	—
The Rector & Visitors of the University of Virginia (A)	12,915	*	12,915	—	—
BancBoston Investments Inc.	11,365	*	11,365	—	—
Employees’ Retirement System of the State of Hawaii, by Abbott Capital Management, LLC, its Investment Manager	10,332	*	10,332	—	—
Ewing Marion Kauffman Foundation	10,332	*	10,332	—	—
Meyer Memorial Trust	10,332	*	10,332	—	—
Nortel Networks, Inc.	10,332	*	10,332	—	—
UBS Global Asset Management Trust Company as Trustee of The Brinson Partnership Fund Trust - 2001 Primary Fund	9,722	*	9,722	—	—
Alcyon Ltd.	9,686	*	9,686	—	—
Johns Hopkins University	9,040	*	9,040	—	—
BSC Venture Fund LLC	8,965	*	8,965	—	—
2000 Champion Ventures (Q), LP	8,265	*	8,265	—	—
Adams Street Partnership Fund - 2002 U.S. Fund	7,292	*	7,292	—	—
3Com Ventures, Inc.	6,457	*	6,457	—	—
Northern Trust Company, Trustee Bristol-Myers Squibb Master Trust	6,457	*	6,457	—	—
BSNEA III, L.L.C	6,457	*	6,457	—	—
The Bunting Family II, LLC	6,457	*	6,457	—	—
California Institute of Technology	6,457	*	6,457	—	—
Carnegie Mellon University	6,457	*	6,457	—	—
Trustees of the Cheyne Walk Trust	6,457	*	6,457	—	—
Citigroup Pension Plan	6,457	*	6,457	—	—
Community Foundation Silicon Valley	6,457	*	6,457	—	—
Crown Premium Private Equity Technology Ventures SICAV	6,457	*	6,457	—	—
Georgia Tech Foundation, Inc.	6,457	*	6,457	—	—
Glenmede Private Equity Fund II LLC	6,457	*	6,457	—	—
G. Grandchildren 1986 Trust George P. Levendis, Trustee	6,457	*	6,457	—	—

	Shares Owned Prior to			Shares Owned After
	Offering		Number of	Offering
			Shares Being
Security Holders	Number (1)	Percent (1)	Offered	Number	Percent (2)

Northern Trust Company as Trustee for the Illinois Municipal Retirement Fund, by Abbott Capital Management, LLC, its Investment Manager	6,457	*	6,457	—	—
The James Irvine Foundation	6,457	*	6,457	—	—
W.K. Kellogg Foundation Trust	6,457	*	6,457	—	—
John S. and James L. Knight Foundation	6,457	*	6,457	—	—
Boston Safe Deposit and Trust Company, solely in its capacity as Trustee of The Kroger Co. Master Retirement Trust, (as directed by The Kroger Co.), and not in its individual capacity	6,457	*	6,457	—	—
Board of Fire & Police Pensions Commissioners of the City of Los Angeles, by Abbott Capital Management, LLC, as Investment Manager	6,457	*	6,457	—	—
MSD Portfolio LP – Investments	6,457	*	6,457	—	—
Munder NetNet Fund, a series of The Munder Funds, Inc.	6,457	*	6,457	—	—
myCFO Investment Partners I, L.P.	6,457	*	6,457	—	—
Nider Investments, LLC	6,457	*	6,457	—	—
Novell, Inc.	6,457	*	6,457	—	—
Oberlin College	6,457	*	6,457	—	—
Pension Private Equity K/S II	6,457	*	6,457	—	—
University of Pittsburgh - of the Commonwealth System of Higher Education	6,457	*	6,457	—	—
QP Investments LLC	6,457	*	6,457	—	—
RMF Private Equity Fund 2001, L.P.	6,457	*	6,457	—	—
Rockefeller Brothers Fund, Inc.	6,457	*	6,457	—	—
Rockefeller Foundation	6,457	*	6,457	—	—
Frank Russell Global Private Equity Fund of Funds, L.P.	6,457	*	6,457	—	—
Professor Richard Sapper	6,457	*	6,457	—	—
Southwestern Medical Foundation	6,457	*	6,457	—	—
Vega Invest (Guernsey), Limited	6,457	*	6,457	—	—
The Northern Trust Company as Trustee of the Vulcan Materials Company Master Pension Trust	6,457	*	6,457	—	—
University of Washington	6,457	*	6,457	—	—
Capita Trust Company Limited as Trustee of Westport US Private Equity Fund II	6,457	*	6,457	—	—
The President and Trustees of Williams College	6,457	*	6,457	—	—
Wilshire Australia Private Markets Fund	6,457	*	6,457	—	—
Wilshire IAM Fund, L.P.	6,457	*	6,457	—	—
Citigroup Employee Fund of Funds (Master Fund) I, L.P.	6,420	*	6,420	—	—

	Shares Owned Prior to			Shares Owned After
	Offering		Number of	Offering
			Shares Being
Security Holders	Number (1)	Percent (1)	Offered	Number	Percent (2)

The New Mexico State Investment Council Severance Tax Permanent Fund	6,393	*	6,393	—	—
Commerce & Industry Company	5,887	*	5,887	—	—
AC Private Equity Corp.	5,812	*	5,812	—	—
HarbourVest Partners VI-Parallel Partnership Fund L.P.	5,812	*	5,812	—	—
522 Fifth Avenue Fund, L.P.	5,637	*	5,637	—	—
UBS Global Asset Management Trust Company as Trustee of The Brinson Partnership Fund Trust - 2002 Secondary Fund	5,217	*	5,217	—	—
Trustees of Amherst College	5,166	*	5,166	—	—
Trustees of Boston University	5,166	*	5,166	—	—
Kleinwort Benson (Channel Islands) Limited as Custodian for MC Partners Limited	5,166	*	5,166	—	—
Frank Russell Capital/OMERS, L.P.	5,166	*	5,166	—	—
Thomas Weisel Global Growth Partners (A), L.P.	4,710	*	4,710	—	—
Katherine S. Ingalls	4,520	*	4,520	—	—
The Travelers Indemnity Company	4,305	*	4,305	—	—
B&S 2002-C GmbH	4,262	*	4,262	—	—
Lauer & Co. Agent for: Pew Memorial Trust	4,262	*	4,262	—	—
Brinson Partnership Fund - 2001 Primary Fund, L.P.	4,045	*	4,045	—	—
Alps Investment LLC	3,874	*	3,874	—	—
Paul or Evelyn Baran, as trustee of the PAUL AND EVELYN BARAN AGRMT of 23 May 1984	3,874	*	3,874	—	—
Calconn Private Equities II, LLC	3,874	*	3,874	—	—
Munder Future Technology Fund, a series of The Munder Funds, Inc.	3,874	*	3,874	—	—
PEI Capital Partners, L.P. II	3,874	*	3,874	—	—
Pension Plan of Piper Marbury Rudnick & Wolfe LLP	3,874	*	3,874	—	—
Pratt Street Ventures XIII, LLC	3,874	*	3,874	—	—
Rensselaer Polytechnic Institute	3,874	*	3,874	—	—
The Rose Hills Foundation	3,874	*	3,874	—	—
Stuart Foundation	3,874	*	3,874	—	—
Walton Investment IV, LLC	3,874	*	3,874	—	—
ING Pomona Private Equity Fund	3,580	*	3,580	—	—
Woodbrook MB LP	3,552	*	3,552	—	—
EFG Trust II, Edward M. Glassmeyer, Trustee	3,229	*	3,229	—	—
Emont Ltd.	3,229	*	3,229	—	—
PEI Capital Partners, L.P.	3,229	*	3,229	—	—
The 2001 Primary Brinson Partnership Fund Offshore Series Company Ltd.	3,087	*	3,087	—	—
Private Equity Access Fund II, LLC	2,906	*	2,906	—	—
David A. Stamm	2,906	*	2,906	—	—

	Shares Owned Prior to			Shares Owned After
	Offering		Number of	Offering
			Shares Being
Security Holders	Number (1)	Percent (1)	Offered	Number	Percent (2)

Bayview (NEA10), L.P.	2,841	*	2,841	—	—
Picotte Venture Capital Fund I, LLC	2,712	*	2,712	—	—
Bayview 2000, L.P.	2,583	*	2,583	—	—
Joshua S. Boger	2,583	*	2,583	—	—
Iceship & Co. by State Street Bank & Trust Co. as Trustee for the Brown & Williamson Tobacco Master Retirement Plan	2,583	*	2,583	—	—
Caravan Trust	2,583	*	2,583	—	—
Edward M. Cluss, Jr. and Patricia A. Cluss	2,583	*	2,583	—	—
Comerica Capital Advisors Incorporated	2,583	*	2,583	—	—
Siguler Guff Advisors, L.L.C. on behalf of a client	2,583	*	2,583	—	—
FEA II, L.P.	2,583	*	2,583	—	—
Fox Family Portfolio Partnership	2,583	*	2,583	—	—
Legacy I, LLC	2,583	*	2,583	—	—
James T. McManus	2,583	*	2,583	—	—
Munder @ Vantage Fund	2,583	*	2,583	—	—
O-S Ventures	2,583	*	2,583	—	—
The Queen’s Health Systems	2,583	*	2,583	—	—
Timothy J. Rink	2,583	*	2,583	—	—
Theresa W. and Robert J. Ryan, Joint Tenants	2,583	*	2,583	—	—
Saal Family Partners, L.P.	2,583	*	2,583	—	—
Pradeep S. Sindhu	2,583	*	2,583	—	—
Board of Trustees of the Leland Stanford Junior University	359,968	*	2,583	357,385	*
State Universities Retirement System	6,483	*	2,583	3,900	*
Stewardship Foundation	2,583	*	2,583	—	—
Venture Capital Private Equity Fund	2,583	*	2,583	—	—
Thomas Weisel Strategic Opportunities Partners, L.P.	2,583	*	2,583	—	—
Zisman Equities Group, L.P.	2,583	*	2,583	—	—
Pomona Partnership Holdings III, LP	2,530	*	2,530	—	—
Brinson Partnership Fund Program Entity A	2,518	*	2,518	—	—
Standish Ventures V LLC	2,467	*	2,467	—	—
Morris Ventures	2,454	*	2,454	—	—
Cornish & Carey Commercial Venture Fund, LLC	2,260	*	2,260	—	—
The Travelers Insurance Company	2,152	*	2,152	—	—
2000 Champion Ventures, LP	2,066	*	2,066	—	—
KFLP-II Limited Partnership	2,066	*	2,066	—	—
Brinson Partnership Fund - 2002 Secondary Fund, L.P.	2,004	*	2,004	—	—
EDS Retirement Plan Trust	1,937	*	1,937	—	—
Hobart Family Limited #7	1,937	*	1,937	—	—
Orange County Employees Retirement System	1,937	*	1,937	—	—

	Shares Owned Prior to			Shares Owned After
	Offering		Number of	Offering
			Shares Being
Security Holders	Number (1)	Percent (1)	Offered	Number	Percent (2)

The 2002 Secondary Brinson Partnership Fund Offshore Series Company Ltd.	1,695	*	1,695	—	—
DLJ Multi-Manager Private Equity Fund, L.P.	1,601	*	1,601	—	—
Private Equity Portfolio Technology Fund, LLC	1,550	*	1,550	—	—
ABB Anlagestiftung - Private Equity World 1	1,291	*	1,291	—	—
Joseph W. Alsop	1,291	*	1,291	—	—
BDB Family L.P.	1,291	*	1,291	—	—
Jennifer Bergantino	1,291	*	1,291	—	—
BNA Associates, L.P.	1,291	*	1,291	—	—
Mary Morse Cargill Revocable Trust	1,291	*	1,291	—	—
Chestnut Investor, LLC	1,291	*	1,291	—	—
Dahl Family Trust dated 10/31/89 as amended 5/3/90, Robert K Dahl, trustee	1,291	*	1,291	—	—
Morteza Ejabat Trust	1,291	*	1,291	—	—
Robert A. Ellis Revocable Trust	1,291	*	1,291	—	—
Entrepreneurs Endowment Fund LLC	1,291	*	1,291	—	—
Giancarlo Family Trust U/D/T 11/2/98, Charles Giancarlo, Trustee	1,291	*	1,291	—	—
Glynn Investment Co. LLC	1,291	*	1,291	—	—
Malcolm Hecht, Jr. Revocable Trust B	1,291	*	1,291	—	—
Michael J. Homer, Trust	1,291	*	1,291	—	—
K&M Family Partners Ltd.	1,291	*	1,291	—	—
Hemant Kanakia	1,291	*	1,291	—	—
Hemant Kanakia, GRAT	1,291	*	1,291	—	—
KKP Holdings LLC	1,291	*	1,291	—	—
Leslie Investments, LLC	1,291	*	1,291	—	—
Jonathan MacQuitty	1,291	*	1,291	—	—
John M. McQuillan IRA Rollover	1,291	*	1,291	—	—
Meresman Investments LLC	1,291	*	1,291	—	—
Living Trust of Stephens F. Millard 9/16/91	1,291	*	1,291	—	—
Morgan Venture Fund LLC	1,291	*	1,291	—	—
Mario M. Morino Trust	1,291	*	1,291	—	—
Family Neukermans Trust U/A DTD 01/21/93 Armand Neukermans & Eliane Neukermans, Trustees	1,291	*	1,291	—	—
James D. Norrod	1,291	*	1,291	—	—
The Pivotal Trust dated 7/20/2000	1,291	*	1,291	—	—
The Poizner Family Trust dated 3/3/98, Stephen L. Poizner, Trustee	1,291	*	1,291	—	—
Quattrone Family Trust UTA DTD 9/4/91	1,291	*	1,291	—	—
Kanwal S. Rekhi and Ann H Rekhi as Trustees of the Rekhi Family Trust DTD 12/15/89	1,291	*	1,291	—	—
Trustees of the Ronald Family Trust B	1,291	*	1,291	—	—
Saal Family Foundation	1,291	*	1,291	—	—
Thomas H. Scholl	1,291	*	1,291	—	—

	Shares Owned Prior to			Shares Owned After
	Offering		Number of	Offering
			Shares Being
Security Holders	Number (1)	Percent (1)	Offered	Number	Percent (2)

A. Brooke Seawell	1,291	*	1,291	—	—
D.R. Stephens Separate Property Trust UAD May 1, 1983 D.R Stephens, Trustee	1,291	*	1,291	—	—
Jeannette Symons Living Trust	1,291	*	1,291	—	—
Richard L. Thompson	1,291	*	1,291	—	—
Tomasetta Family Partnership, L.P.	1,291	*	1,291	—	—
The Rector & Visitors of the University of Virginia (B)	1,291	*	1,291	—	—
Boston & Co. A/C# WERF 1963002	1,291	*	1,291	—	—
Phil White	1,291	*	1,291	—	—
Francis H. Zenie	1,291	*	1,291	—	—
Thiry-O’Leary Living Trust Dated March 8, 1990	1,033	*	1,033	—	—
Avondale LLC	969	*	969	—	—
Emerson Street Ventures, a California Limited Partnership	969	*	969	—	—
Michael E. Herman Revocable Trust	969	*	969	—	—
Northern Trust Bank as Trustee for W. Clement Stone Children’s Trust Norman C. Stone Trust Share	969	*	969	—	—
Whitemarsh Associates	969	*	969	—	—
Lauer & Co. Agent for: J.H. Pew Freedom Trust	904	*	904	—	—
DLJ PEP II Employee Fund, L.P.	885	*	885	—	—
Buuck Family Limited Partnership by Wells Fargo Bank MN N.A as custodian for Robert E Buuck, General Partner	1,489	*	839	650	*
Erik T. Engelson, Trustee of the Erik T. Engelson Trust UDT, dated March 29, 2000	839	*	839	—	—
1996 Stradford-Wunderlich Rev. Trust	646	*	646	—	—
The Alexander Living Trust	646	*	646	—	—
Robert K. Anderson	646	*	646	—	—
Bayshore Boulevard Associates, LLC	646	*	646	—	—
Rod A. Beckstrom Trust U/D/T 11/21/95	646	*	646	—	—
Boutros Family Trust UAD 5/23/00	646	*	646	—	—
Gary Bowen	646	*	646	—	—
BPE Institutional Partners G.m.b.H	646	*	646	—	—
William J.B. Brady III	646	*	646	—	—
Kim B. Edwards	646	*	646	—	—
Arthur & Barbara Friedman Revocable Trust	646	*	646	—	—
Francine Gani 2002 Living Trust	646	*	646	—	—
Marcel Gani 2002 Living Trust	646	*	646	—	—
Gregory 1993 Investment Trust U/A DTD 7/21/93, David J Gregory, Trustee	646	*	646	—	—
Daniel L. Harple, Jr.	646	*	646	—	—
Hillcrest Capital Investors LLC	646	*	646	—	—
The JGA Trust under agreement dtd 9/18/00, Joseph Ansanelli, Trustee	646	*	646	—	—

	Shares Owned Prior to			Shares Owned After
	Offering		Number of	Offering
			Shares Being
Security Holders	Number (1)	Percent (1)	Offered	Number	Percent (2)

Mahendra Kaul	646	*	646	—	—
Komisar/Dunn Family Trust	646	*	646	—	—
Bernard M. Kramer, M.D., Inc. Profit Sharing Plan	646	*	646	—	—
Jay T. Last	646	*	646	—	—
Marion H. MacMillan Family Trust	646	*	646	—	—
Menlo School	646	*	646	—	—
Metcalfe Family Trust, John Metcalfe and Valerie Metcalfe, Trustees	646	*	646	—	—
Milagro de Ladera, L.P.	646	*	646	—	—
William G. Myers Roth IRA	646	*	646	—	—
Orion QP Ventures III L.P.	646	*	646	—	—
Marc Ostrofsky	646	*	646	—	—
Sara Ostrofsky	646	*	646	—	—
Henry A. Plain, Jr. and Lisa M. Plain, Trustees The Plain Family Trust, U/D/T dated September 7, 1994	646	*	646	—	—
Ronald S. Posner	646	*	646	—	—
The Ramsay Family Trust DTD 10/17/94	646	*	646	—	—
Neil J. Rappaport and Susan J. Rappaport, Trustee of the Rappaport Family Trust, dated March 31, 1997	646	*	646	—	—
N & A Raza Revocable Trust UAD 03-22-97	646	*	646	—	—
John T. Sakai	646	*	646	—	—
Daniel S. Simpkins	646	*	646	—	—
Stone Family Trust - Share B	646	*	646	—	—
Swingyer Partners	646	*	646	—	—
Robert P. Taylor and Anne D. Kaiser	646	*	646	—	—
Ronald J. Vidal	646	*	646	—	—
Yock Family Revocable Trust Dated 7/21/93 as the Separate Property of Paul G. Yock	646	*	646	—	—
Lauer & Co. Agent for: Mabel Pew Myrin Trust	581	*	581	—	—
Frank M. Fischer	517	*	517	—	—
Paul C. Nehra, MD	517	*	517	—	—
Donald L. Thiry Trust dated 4/7/82	517	*	517	—	—
Richard M. Berkeley	452	*	452	—	—
Buuck Family Foundation by Wells Fargo Bank MN N.A. as Agent for Robert E. Buuck, President	802	*	452	350	*
R. David Dicioccio, Jr.	452	*	452	—	—
Lauer & Co. Agent for: J.N. Pew Trust	452	*	452	—	—
Robert W. Frick	387	*	387	—	—
George Trust dated 7/27/00	387	*	387	—	—
Paul L. Gomory, Jr. Trust	387	*	387	—	—
Malcolm Hecht, Jr. Revocable Trust A	387	*	387	—	—

	Shares Owned Prior to			Shares Owned After
	Offering		Number of	Offering
			Shares Being
Security Holders	Number (1)	Percent (1)	Offered	Number	Percent (2)

Pivan Nigam and Ruma Nigam, Co-Trustees of the Nigam Living Trust u/t/a dated September 16, 1999	387	*	387	—	—
G. Kirk Raab	387	*	387	—	—
44 Eastview Family LLC	323	*	323	—	—
Sanjiv Ahuja	323	*	323	—	—
Bernal Family Trust UDT dated November 3, 1995, Ronald Daniel Bernal & Pamela Mayer Bernal Trustees	323	*	323	—	—
Brody Family Trust U/T/D 8/15/86	323	*	323	—	—
Daniel Burstein	323	*	323	—	—
Chadwick H. Carpenter, Jr.	323	*	323	—	—
Robert J. Carpenter	323	*	323	—	—
Gayle Crowell	323	*	323	—	—
Kirk A. Cruikshank & Bette Lee Cruikshank, Trustees, Cruikshank Family Trust 10/1/97	323	*	323	—	—
Stuart M. Gordon	323	*	323	—	—
The Gregory C. Gretsch Trust, Gregory C. Gretsch, Trustee	323	*	323	—	—
International Capital Partners, Inc. Profit-Sharing Trust	323	*	323	—	—
Key Capital Corporation	323	*	323	—	—
Joe E. Kiani	323	*	323	—	—
Stanard T. Klinefelter	323	*	323	—	—
Sheila R. Kresch	323	*	323	—	—
Thomas H. Layton or his sucessor under the Thomas H. Layton Separate Property Revocable Trust, November 29, 1999, as amended	323	*	323	—	—
Joseph A. Liemandt	323	*	323	—	—
Audrey MacLean and Michael Clair, as trustees, or their successors, of the Audrey MacLean and Michael Clair Trust Agreement UAD 12/1/90	323	*	323	—	—
Makower Family Trust U/D/T dated 5/6/97	323	*	323	—	—
John R. Mashey	323	*	323	—	—
James A. McDonald	323	*	323	—	—
The Parulkar Family Revocable Trust of 12/29/99, Guru Parulkar, Trustee	323	*	323	—	—
Maurice Werdegar	323	*	323	—	—
Trust u/w William C. Whitridge	323	*	323	—	—
WUCO Capital LLC	323	*	323	—	—
Julian A. Brodsky	258	*	258	—	—
James W. Bullock	258	*	258	—	—
David Cheriton	258	*	258	—	—
Peter D. Fenner & Nancy R. Fenner, as Trustees of the Peter D. Fenner & Nancy R. Fenner Living Trust dated 2/2/99	258	*	258	—	—

	Shares Owned Prior to			Shares Owned After
	Offering		Number of	Offering
			Shares Being
Security Holders	Number (1)	Percent (1)	Offered	Number	Percent (2)

Fontaine Revocable Living Trust DTD 3/23/84	258	*	258	—	—
James Friedman	258	*	258	—	—
Michael D. Lesh	258	*	258	—	—
Seth Lieber	258	*	258	—	—
Lauer & Co. Agent for: The Medical Trust	258	*	258	—	—
Francis A. Moody	258	*	258	—	—
The Edward C. Oldfield, Jr. RLT dtd 11-18-96 Edward C Oldfield, Jr. Trustee	258	*	258	—	—
Ramaswami Family Revocable Trust	258	*	258	—	—
Van Dyke Partners	258	*	258	—	—
Vrolyk Family Trust U/A DTD 11/20/84, as amended John R. and Tamisie Honey Vrolyk, Trustees	258	*	258	—	—
The Babak & Lisa Marie Yazdani Trust UTA dtd 4/27/00	258	*	258	—	—
Daniel P. Finkelman	194	*	194	—	—
Mohammed N. Islam	194	*	194	—	—
Robert J. McGovern	194	*	194	—	—
Meng Partners	194	*	194	—	—
Richard A. Redelfs	194	*	194	—	—
Peter D. Behrendt	161	*	161	—	—
Horst R. Adam	129	*	129	—	—
Barbara A. Cannon	129	*	129	—	—
William Michael Fagen	129	*	129	—	—
David F. Foster	129	*	129	—	—
The Goodman Family Trust	129	*	129	—	—
Hsing-Chung Lee	129	*	129	—	—
Oak Stone Ventures, LLC	129	*	129	—	—
Silverleaf Partners LLC	129	*	129	—	—
Kamran Sistanizadeh	129	*	129	—	—
Orlando W. Springs	129	*	129	—	—
The Per A. Suneby Revocable Trust	129	*	129	—	—
Wilshire U.S. Private Markets Fund IV, L.P. (B)	129	*	129	—	—
Stanford T. and Donna M. Young, as community property	129	*	129	—	—
522 Fifth Avenue Fund, L.P. - 2002 Program	85	*	85	—	—

*	Less than one percent (1%)

(1)	The shares of common stock owned prior to the offering equals the sum of (a) shares of common stock, (b) shares of common stock issuable upon conversion of shares of Series A preferred stock and (c) shares of common stock issuable upon exercise of warrants. Percentages are based on 58,691,241 shares of our common stock that were outstanding (on an as-converted to common stock basis) on June 4, 2003. In calculating the percentage for each selling security holder, the shares represented by item (b) above are included in the denominator of the shares outstanding for that selling security holder but are not included in the denominator for any other person.

(2)	Percentages are based on 58,691,241 shares of our common stock that were outstanding (on an as-converted to common stock basis) on June 4, 2003.

(3)	Includes 170,885 shares of common stock issuable upon exercise of warrants.

(4)	Includes 4,132,107 shares of common stock issuable upon exercise of warrants (including a warrant to purchase 2,685,948 shares of common stock received in connection with the warrant repricing agreement), including warrants to purchase 999 shares of common stock held by NEA Ventures 2001, L.P. In addition, includes 9,998 shares held by NEA Ventures 2001, L.P. Also includes 1,033,057 shares of our Series A Preferred Stock that are convertible at any time into 4,132,228 shares of Common Stock. According to a Schedule 13D Amendment No. 1 dated April 25, 2002, and filed jointly by New Enterprise Associates 10, Limited Partnership (“NEA 10”), NEA Partners 10, Limited Partnership, Stewart Alsop, James Barrett, Peter J. Barris, Robert T. Coneybeer, Nancy L. Dorman, Ronald H. Kase, C. Richard Kramlich, Thomas C. McConnell, Peter T. Morris, Charles W. Newhall III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor III, each of the aforementioned general partners of NEA 10 has shared dispositive and shared voting power with respect to the shares held by NEA 10. Each of the aforementioned disclaims beneficial ownership as to the shares held by NEA 10, except to the extent of their pecuniary interest therein. John Nehra is a member of our board of directors and a limited partner of NEA Partners 10, Limited Partnership, the general partner of NEA 10.

          We may from time to time supplement or amend the Prospectus to reflect the required information concerning and transferee, pledgee, donee or successor to the selling security holders named in the prospectus.

The date of this Prospectus Supplement is June 9, 2003.